Exhibit 20.6
Page 1 of 3
                    Navistar Financial 1997 - B Owner Trust
                         For the Month of January 1999
                    Distribution Date of February 16, 1999
                           Servicer Certificate #16

Original Pool amount Initial Receivables                  $408,527,638.36
Subsequent Receivables  (transferred 11/13/97)             $91,466,751.20


Beginning Pool Balance                                    $295,700,809.42
Beginning Pool Factor                                           0.5914083

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $11,072,299.93
     Interest Collected                                     $2,392,379.83

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $562,558.89
Total Additional Deposits                                     $562,558.89

Repos / Chargeoffs                                            $427,173.09
Aggregate Number of Notes Charged Off                                 136

Total Available Funds                                      $14,027,238.65

Ending Pool Balance                                       $284,201,336.40
Ending Pool Factor                                              0.5684091

Servicing Fee                                                 $246,417.34

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $16,353,911.98
     Target Percentage                                               5.25%
     Target Balance                                        $14,920,570.16
     Minimum Balance                                        $9,999,887.79
     (Release) / Deposit                                   ($1,433,341.82)
     Ending Balance                                        $14,920,570.16

Current Weighted Average APR:                                       9.844%
Current Weighted Average Remaining Term (months):                   37.10

Delinquencies                                            Dollars         Notes
     Installments:              1 - 30 days          $2,082,734.34       1,626
                                31 - 60 days           $634,845.00         491
                                60+  days              $166,928.05         102

     Total:                                          $2,884,507.39       1,677

     Balances:                  60+  days            $3,090,762.65         102

Memo Item - Reserve Account
     Prior Month                                    $15,524,292.49
+    Invest. Income                                     $89,870.76
+    Excess Serv.                                      $739,748.73
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                              $16,353,911.98

Exhibit 20.6
Page 2 of 3
Navistar Financial 1997 - B Owner Trust
For the Month of January 1999

                                                                       NOTES
                                                  (Money Market)
                                   TOTAL           CLASS A - 1       CLASS A - 2     CLASS A - 3     CLASS A - 4     CLASS B NOTES
                               $500,000,000.00   $107,000,000.00   $94,000,000.00  $132,000,000.00  $149,500,000.00  $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                              0.00%           33.49%           63.01%            0.00%           3.50%
     Coupon                                                5.72%            5.96%            6.20%            6.30%           6.30%

Beginning Pool Balance         $295,700,809.42
Ending Pool Balance            $284,201,336.40

Collected Principal             $11,072,299.93
Collected Interest               $2,392,379.83
Charge - Offs                      $427,173.09
Liquidation Proceeds/Recoveries    $562,558.89
Servicing                          $246,417.34
Cash Transfer from Reserve Account       $0.00
Total Collections Available
  for Debt Service              $13,780,821.31

Beginning Balance              $295,700,809.42             $0.00    $3,851,281.09  $132,000,000.00  $149,500,000.00  $10,349,528.33

Interest Due                     $1,541,599.56             $0.00       $20,389.54      $682,000.00      $784,875.00      $54,335.02
Interest Paid                    $1,541,599.56             $0.00       $20,389.54      $682,000.00      $784,875.00      $54,335.02
Principal Due                   $11,499,473.02             $0.00    $3,851,281.09    $7,245,710.37            $0.00     $402,481.56
Principal Paid                  $11,499,473.02             $0.00    $3,851,281.09    $7,245,710.37            $0.00     $402,481.56

Ending Balance                 $284,201,336.40             $0.00            $0.00  $124,754,289.63  $149,500,000.00   $9,947,046.77
Note / Certificate Pool Factor                            0.0000           0.0000           0.9451           1.0000          0.5684
   (Ending Balance / Original Pool Amount)
Total Distributions             $13,041,072.58             $0.00    $3,871,670.63    $7,927,710.37      $784,875.00     $456,816.58

Interest Shortfall                       $0.00             $0.00            $0.00            $0.00            $0.00           $0.00
Principal Shortfall                      $0.00             $0.00            $0.00            $0.00            $0.00           $0.00
     Total Shortfall                     $0.00             $0.00            $0.00            $0.00            $0.00           $0.00
      (required from Reserve)
Excess Servicing                   $739,748.73
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance  $16,353,911.98
(Release) / Draw                ($1,433,341.82)
Ending Reserve Acct Balance     $14,920,570.16

Exhibit 20.6
Page 3 of 3
Navistar Financial 1997 - B Owner Trust



Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                          5                   4                   3                  2                   1
                                       Sep-98              Oct-98              Nov-98              Dec-98              Jan-99
Beginning Pool Balance            $354,559,225.94     $335,527,907.90     $320,265,624.12     $308,652,044.75     $295,700,809.42

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                     $613,498.37         $526,039.91         $618,452.66         $754,822.81         $427,173.09
    Recoveries                      $1,062,542.11         $569,873.83         $427,883.59         $261,548.54         $562,558.89

Total Charged Off (Months 5, 4, 3)                      $1,757,990.94
Total Recoveries (Months 3, 2, 1)                       $1,251,991.02
Net Loss / (Recoveries) for 3 Mos                         $505,999.92(a)

Total Balance (Months 5, 4, 3)                      $1,010,352,757.96(b)

Loss Ratio Annualized  [(a/b) * (12)]                        0.60098%

Trigger:  Is Ratio > 1.5%                                          No
                                                                               Nov-98                 Dec-98           Jan-99

B)   Delinquency Trigger:                                                   $2,851,210.80       $2,602,492.58       $3,090,762.65
     Balance delinquency 60+ days                                                0.89026%            0.84318%            1.04523%
     As % of Beginning Pool Balance                                              0.96384%            0.88793%            0.92623%
     Three Month Average

Trigger:  Is Average > 2.0%                                        No

C)   Noteholders Percent Trigger:                            2.98415%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                        No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer